Exhibit 21

Subsidiaries of Registrant

U.S. Subsidiaries *
Stericycle International, LLC (Delaware)
Stericycle Management, LLC (Delaware)
Stericycle of Washington, Inc. (Washington)
SteriVentures, LLC (Delaware)
Stroud Properties, Inc. (Delaware)

Non-US Subsidiaries*
Stericycle Australia Pty Ltd (Australia)
Shred-it Australia Pty Ltd (Australia)
Shred-it Insurance Limited (Barbados)
Metalchem/DRS (Belgium)
Shred-it Belgium (Belgium)
Stericycle Gestao Ambiental Ltda. (Brazil)
Aborgama do Brasil Ltda. (Brazil)
Stericycle do Brasil Novas Particapacoes Ltda. (Brazil)
Stericycle Participacoes Ltda. (Brazil)
Stericycle, ULC (Canada)
SRCL Cyprus Ltd. (Cyprus)
Shred-it France (France)
Shred-it GmbH (Germany)
SRCL Ireland Limited (Ireland)
SRCL Limited (Ireland)
Shred-it ROI Limited (Ireland)
SRCL Korea Co., Ltd. (Korea)
EnvitechKorea Co. Ltd. (Korea)
Farmco Co. Ltd. (Korea)
Stericycle Korea Co. Ltd. (Korea)
Stericycle Europe S.a.r.l. (Luxembourg)
Mobile Shredding Luxembourg (Luxembourg)
Stericycle B.V. (Netherlands)
Dental Recycling Services B.V. (Netherlands)
Medi-Care Services B.V. (Netherlands)
MetalChem B.V. (Netherlands)
Shred-it Netherlands B.V. (Netherlands)
Stericycle Panama S de RL (Panama)
Ambimed - Gestao Ambiental, Lda. (Portugal)
Azormed-Gestao Ambiental, Lda. (Portugal)
Instituto para a Qualidade em Imagem e Proteccao Radiologica, S.A. (Portugal)
Stericycle of Puerto Rico, Inc. (Puerto Rico)
Stericycle Communication Solutions of Puerto Rico Incorporated (Puerto Rico)
Stericycle Romania SRL (Romania)
Dozimed SRL (Romania)

Exhibit 21

Shred-it Singapore Pte. Ltd. (Singapore)
SRCL Consenur S.L.U. (Spain)
Ecologia y Tecnicas Sanitarias, S.L.U. (Spain)
SRCL Consenur CEE, S.A.U. (Spain)
SRCL Consenur CEE, S.A.U. e Inizia Networks SL UTE (Spain)
Shred-it Secure Document Shredding LLC (UAE-Abu Dhabi)
Shred-it Limited (UAE-Dubai)
Stericycle International Holdings Limited (UK)
Artech Reduction Technologies Limited (UK)
Shred-it Limited (UK)
SRCL Limited (UK)
Stericycle International Holdings Canada Limited (UK)
Stericycle International Limited (UK)
* States or jurisdictions of incorporation or formation are given in parentheses